UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2011

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Effective on September 27, 2011, The Manitowoc Company, Inc. (the “Company”) made changes to its accounts receivable securitization program by entering into a Third Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, as U.S. Seller, Manitowoc Cayman Islands Funding Ltd., as Cayman Seller, The Manitowoc Company, Inc. as a Servicer, Garland Commercial Ranges Limited, as a Servicer, Convotherm Elektrogeräte GmbH, as a Servicer, Hannover Funding Company, LLC, as Purchaser, and Norddeutsche Landesbank Girozentrale, as Agent (the “Third Amended and Restated Receivables Purchase Agreement”).  The changes materially expanded the scope of the Company’s asset securitization program by including receivables from a German subsidiary, Convotherm Elektrogeräte GmbH, and creating a new wholly owned, bankruptcy-remote foreign special purpose subsidiary, Manitowoc Cayman Islands Funding Ltd. (“Cayman Seller”), as purchaser of Convotherm’s receivables.  Cayman Seller will also purchase receivables from Garland Commercial Ranges Limited, a Canadian subsidiary of the Company that previously sold its receivables to Manitowoc Funding, LLC, a wholly owned, bankruptcy-remote, domestic special purpose entity (“U.S. Seller”).

Under the Third Amended and Restated Receivables Purchase Agreement (and the related Purchase and Sale Agreements referenced therein), the Company’s domestic trade accounts receivable are sold to U.S. Seller which, in turn, sells, conveys, transfers and assigns to a third-party financial institution (“Purchaser”), all of the U.S. Sellers’ right, title and interest in and to a pool of receivables to the Purchaser.  Certain of the Company’s non-U.S. trade accounts receivable will be sold to Cayman Seller which, in turn, will sell, convey, transfer and assign to Purchaser, all of Cayman Seller’s right, title and interest in and to a pool of receivables to the Purchaser.  The Purchaser receives ownership of the pool of receivables, in each instance.  New receivables are purchased by U.S. Seller or Cayman Seller, as applicable, and resold to the Purchaser as cash collections reduce previously sold investments.  The Manitowoc Company, Inc., Garland Commercial Ranges Limited, and Convotherm Elektrogeräte GmbH act as the servicers of the receivables and as such administer, collect and otherwise enforce the receivables.  The servicers are compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer.  As servicers, they will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with the Third Amended and Restated Receivables Purchase Agreement.  The Purchaser has no recourse for uncollectible receivables.  The securitization program also contains customary affirmative and negative covenants.

The foregoing description of the Third Amended and Restated Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

10.1                           Third Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, as U.S. Seller, Manitowoc Cayman Islands Funding Ltd., as Cayman Seller, The Manitowoc Company, Inc. as a Servicer, Garland Commercial Ranges Limited, as a Servicer, Convotherm Elektrogeräte GmbH, as a Servicer, Hannover Funding Company, LLC, as Purchaser, and Norddeutsche Landesbank Girozentrale, as Agent, dated as of September 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: October 3, 2011	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary